UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

  ___________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2025

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EDIBLE GARDEN AG INCORPORATED
(Exact name of registrant as specified in its charter)

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Delaware	001-41371	85-0558704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

283 County Road 519, Belvidere, New Jersey	07823
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 750-3953

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	EDBL	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	EDBLW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On January 27, 2025, Edible Garden AG Incorporated (the “Company”) held a special meeting of its stockholders (the “Special Meeting”). At the Special Meeting, the proposals set forth below were submitted to the Company’s stockholders. The number of shares of common stock entitled to vote at the Special Meeting was 19,530,058. The number of shares of common stock present or represented by proxy at the Special Meeting was 8,514,536. The voting results for the proposals are as follows:

1.

The Company’s stockholders approved an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of its outstanding common stock in a range of not less than one-for-five shares but not more than one-for-twenty-five shares, at the discretion of the board of directors. The number of shares that voted for, against, and abstained from voting for this proposal is summarized in the table below.

FOR	AGAINST	ABSTAIN
7,846,246	641,815	26,475

2.

The Company’s stockholders approved a proposal to adjourn the Special Meeting from time to time, if necessary or appropriate, including to solicit additional votes in favor of Proposal 1 if there were not sufficient votes at the time of the Special Meeting to adopt Proposal 1 or to establish a quorum. The number of shares that voted for, against and abstained from voting for this proposal is summarized in the table below.

FOR	AGAINST	ABSTAIN
6,967,259	1,529,966	17,311

Because Proposal 1 was approved by the Company’s stockholders, an adjournment of the Special Meeting was not necessary.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDIBLE GARDEN AG INCORPORATED

Date: January 27, 2025	/s/ James E. Kras
Name: James E. Kras
Title: President and Chief Executive Officer

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